Exhibit 10.1

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (the “Agreement”), made and effective as of November 22, 2024, by and BETWEEN CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC., a Colorado corporation (the “Company”), with its address at 6201 Bonhomme Rd., Suite 435 N, Houston, TX 77036, and CHARLES T. TAMBURELLO (the “Director”), with his address at 201 S. Biscayne Blvd. Floor 28 Miami, FL 33131.

CONSIDERATIONS:

WHEREAS, the Director is expected to be appointed as a director of the Company, to serve on its Board of Directors (the “Board”) from December 1, 2024, until the next meeting of the Shareholder; and

WHEREAS, the Company and the Director wish to formalize the terms under which the Director will render such service,

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Services

The Director will provide the services required of a director under the Company’s articles of incorporation and its bylaws, as amended from time to time (the “Organizational Docu-ments”), and in accordance with the Colorado Business Corporations Act, federal securities laws, and other state and federal laws and regulations, as well as the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange or quota-tion system on which the Company’s securities may be listed, quoted, or traded from time to time (each, an “Exchange”). The Director will also serve on the Board’s committees on such additional terms as he and the Board mutually agree. The Company will provide, at no cost to the Director, (i) periodic reports on the Company’s business, (ii) agendas and appropriate ma-terials for each Board and committee meeting, (iii) copies of the minutes of meetings and any other material required under the Organizational Documents or resolutions establishing any Board committee on which the Director serves, and (iv) any other material necessary or appropriate for the Director to perform his services under this Agreement or as agreed by the parties.

2. Nature of the Relationship

The relationship between the parties will be that of independent contractors, and nothing herein will be construed as creating or constituting any other relationship. Without limiting the generality of the foregoing, the Director will not be considered an employee of the Company for purposes of employee benefits, federal, state, or local taxes imposed or calculated based on such compensation, or any other type of tax, the responsibility for which will be solely his. The Director will not, by virtue of this Agreement, hold himself out as an agent of the Company or enter into any agreements or assume any obligations on its behalf. This Agreement pertains solely to the Director’s service as a director of the Company and is in addition to any other existing or future agreements related to the Director’s employment by the Company as an officer or in any other capacity.

It is acknowledged and agreed by the Company that the Director carries no professional licenses, and is not rendering legal advice, performing accounting services, or acting as an investment advisor or broker dealer within the meaning of the applicable state and federal securities laws. It is the sole responsibility of the Company to verify the accuracy and truthfulness of all content developed by and discussed with the Director and consult with its legal and accounting professionals, before proceeding with any advice or consultation given by the Director. The services of the Director shall not be exclusive, nor shall he be required to render any specific number of hours in providing its services under this agreement.

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3. Representations, Warranties and Covenants

The Director represents and warrants that he understands his (i) duty of loyalty, (ii) duty of confidentiality, (iii) duty to comply with all applicable U.S. securities laws and other jurisdictions, (iv) duties of care and good faith, and (v) his role as a Director in protecting shareholders' rights.

The Company acknowledges that the Director shall have the right to (a) render and/or continue to render consulting and other services to entities other than the Company, some of which may engage or may become engaged in operations similar to those of the Company and notwithstanding this Agreement, the Company acknowledges that the Director shall be free to render services of any kind to any other entity at any time.

The Company represents that it is and will remain in compliance with all applicable state and federal securities laws and all applicable rules and requirements of any stock exchange that the Company currently trades on or may trade on and the Company, its officers, employees and directors are not, to the best of their knowledge, the subject of any investigation or enforcement regulatory or court proceeding by any state or federal securities agency or stock exchange.

The Company further represents that it is and will remain current in its reporting requirements under the Securities Exchange Act of 1934.

4. Compensation and Expenses

(a) Cash Compensation: As compensation for all services rendered by the Director under this Agreement during its term, the Company will pay him $1.00.

(b) Equity Compensation: As additional compensation for the Director’s services under this Agreement during its term, the Company will issue 100,000,000 shares of its common stock (the “Shares”) to the Director upon his appointment as a director of the Company. If the Director is removed for cause or resigns before November 30, 2025, he will, without consideration, sell, assign and transfer to the Company 8,333,333 shares of Common Stock for each full month between the date of such removal or resignation and November 30, 2025.

(c) The Director understands that (i) the Shares will be “restricted securities,” as defined in Rule 144 promulgated under the Securities Act of 1933 (such rule being “Rule 144” and such act being the “Securities Act”), (ii) they cannot be sold or transferred without registra-tion under the Securities Act or the availability of an exemption from such registration and (iii) the certificates representing such shares will bear a legend to that effect. The Director further understands that (i) while he is a director of the Company and for 3 months after he ceases so to serve, the amount of such shares he may sell under the exemption afforded by Rule 144 will be limited as provided therein.

(d) Notwithstanding any provision of this Agreement, the Director covenants that, at no time during the term of this Agreement shall he own or control more than 10% of the Compa-ny’s issued and outstanding shares of Common Stock.

(e) Global Discovery Group, Inc. (“Global”), of which the Director is a controlling shareholder, and the Company have entered into a Nondiscolsure / Noncircumvent Agreement dated March 12, 2024 (the “NCA”). Nothing in this Agreement will prohibit Global from receiving compensation under the NCA in any event in which Global is entitled to such compensation.

(f) The Company will reimburse the Director for his reasonable expenses related to Company business, previously approved by the Company, which approval will not be unreasonably withheld. Expense invoices, with attached receipts, must be submitted.

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5. Indemnification

(a) General Indemnification: Subject to the other provisions of this Section 5, the Company will indemnify and hold harmless the Director to the fullest extent permitted by law and regulations, as well as by the Organizational Documents, if the Director becomes involved in, or threatened to become involved in, any claim, action, proceeding, including any governmental or regulatory investigation (a “Proceeding”), or if a claim or action is made or threat-ened against him due to his role as a director of the Company, and against any and all losses, claims, damages, expenses, and liabilities, including any investigation, legal fees, and other expenses incurred in connection with, and any amounts paid in settlement of, such Proceeding (collectively “Liabilities”).

(b) Indemnification under Securities Laws: Without limiting the generality of Section (a), the Company will indemnify and hold harmless the Director from any and all Liabilities arising from or based on any action, statement, error, or omission, by the Company in any document, discussion, or publication including (i) any false or alleged false statement of a material fact contained in any registration statement filed with the SEC under the Securities Act (a “Registration Statement”), or materials used in the sale or exchange of the Company’s securities under the Securities Act’s registration exemptions granted by Section 4(a)(1) there-of or Rule D promulgated thereunder (“Private Placement Materials”) caused by any omis-sion or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any false or alleged false statement of a material fact contained in the prospectus that is part of such Registration Statement (or any amendment or supplement thereto), any preliminary prospectus, any free writing prospectus of the issuer, any “issuer information” required by Rule 433(d) promulgated under the Securities Act, any “road show” presentation as defined in Rule 433(h) (a “road show”) or any pricing disclosure package (including any package that has been subsequently amended) or any Private Placement Materials, or caused by any omission or alleged omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company shall not indemnify the Director for Liabilities to the extent that they arise from or are based on any false statement or omission or alleged false statement or omission relating to the Director that he has provided to the Company in writing expressly for use therein.

(c) Notice and Procedures: If a Proceeding, claim, or action is brought or threatened against the Director, he must promptly notify the Company in writing. If he has given prompt notice to the Company, it will retain a reasonably satisfactory attorney to represent both the Company and the Director in such Proceeding. In any such Proceeding, the Director may retain his own counsel, but the fees and expenses of such counsel will be at his own expense unless (i) the Company and the Director mutually agree otherwise, (ii) the Director has reasonably concluded that there may be legal defenses available to him that are different from or additional to those available to the Company, or (iii) the parties named in any Proceeding (including implicated parties) include both the Company and the Director and representation of both parties by the same attorney would be inappropriate due to actual or potential differing interests between them or any conflict of interest. The Company will not be liable for any settlement of any Proceeding entered into without its written consent, but if it consents to such a settlement, it will indemnify the Director from any Liability resulting from such settlement. The Company, without the Director's written consent, will not settle any pending or threat-ened Proceeding in which he is or could have been a party and indemnification was or could have been sought under this Agreement, unless such settlement (i) includes an unconditional release of the Director, in form and content reasonably satisfactory to him, from all liability with respect to the claims in such Proceeding, and (ii) does not include any statement or admission of fault, guilt, or wrongdoing by him.

(d) Contribution: If the indemnity provided in this Agreement is not available, the Company, instead of indemnifying the Director, will contribute to the amount paid or payable by the Director with respect to such Liabilities in a proportion that is deemed fair and reasonable in view of all the circumstances of such Proceeding, to reflect (i) the relative benefits received by the Company and the Director as a result of the events and/or transactions that gave rise to such Proceeding, (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and the Director in connection with such events and/or transactions and/or the relative good faith of the Company and the Director in the actions or omissions that led to the Proceeding. The indemnification provided in this Section 4 is not exclusive and will not limit any indemnification rights that may be available to the Director by law or equity.

(e) Limitation. The indemnification provided in this Agreement shall not apply to any claims, actions, or liabilities arising from (i) the Director’s gross negligence, willful miscon-duct, fraud, or breach of fiduciary duties to the Company, (ii) any acts or omissions that occur after the Director’s removal for cause or resignation or (iii) claims initiated by the Director against the Company, unless such claims are brought to enforce the Director’s rights under this Agreement and the Director is ultimately successful in such action.

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6. Proprietary Information

(a) Definition: Subject to Section 6(b), all information disclosed by the Company to the Director will be considered “Proprietary Information,” The term “Proprietary Information” will include, without limitation, any information, process, technique, algorithm, program, design, drawing, formula, or test data related to any research project, work in progress, future development, engineering, manufacturing, marketing, service, financing, or personnel matter related to the Company, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of the Company or any of its affiliates or subsidiaries, whether in oral, written, graphic or electronic form, or visualized by the Director. The term “Proprietary Information” will not include information that (i) is now, or in the future becomes, publicly known or available without any violation of this Agreement by the Director; (ii) was known to the Director at the time of receiving such information; (iii) is provided to the Director in the future by a third party, with the right to do so and without restriction on its disclosure; or (iv) is disclosed with the written permission of the highest-ranking officer of the Company.

(b) Non-Disclosure Obligations: The Director shall not, at any time during or after the term of this Agreement, disclose or use, for the benefit of the Director or any third party, any Proprietary Information without the express written consent of the Company, except to the extent required to perform services as a director. Upon termination of this Agreement, the Director shall immediately return or destroy all Proprietary Information in the Director’s pos-session or control, and certify such destruction in writing to the Company.

(c) Degree of Care: The Director shall protect Proprietary Information received with the same degree of care that he uses to protect proprietary or confidential information that he possesses or has received from third parties in any capacity against unauthorized use or disclosure.

(d) Company Ownership: All Proprietary Information (including all copies thereof) will remain the property of the Company and must be returned to the Company or destroyed immediately after the Director’s need for it has ceased or upon the Company’s request, and in any case, upon termination of this Agreement. If any Proprietary Information is destroyed, the Director must, at the Company’s request, provide a certificate of destruction in a form and content reasonably satisfactory to the Company.

(e) Permitted Disclosure: Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information will be permitted to the extent that such disclosure: (i) is in response to a valid order, including a subpoena, from a court or other governmental agency of the United States of America or any political subdivision thereof; provided that, to the extent reasonably practicable, the Director has given prior notice to the Company of the receipt of such order and the Company has had the opportunity to seek a further order to nullify the order or a protective order limiting the Proprietary Information to be disclosed or its use; (ii) is required by law; or (iii) is necessary to establish the Director’s rights or to enforce the Com-pany’s obligations under this Agreement.

7. Term and Termination; Survival; No Release

(a) Term: This Agreement will terminate without notice upon the first to occur of the following: (i) October 31, 2025, (ii) the cessation of the Director’s service as a director of the Company for any reason or (iii) his Disability. For purposes of the previous sentence, “Disa-bility” means the Director’s physical or mental inability to perform his duties under this Agreement for a period of forty-five (45) consecutive days. The Director acknowledges that he may be removed from the Board or any committee at any time, with or without cause, in accordance with law or the Organizational Documents.

(b) Survival: The Company’s obligations under Section 5 of this Agreement will survive for 5 years after the termination of this Agreement. The Director’s obligations under Section 6 of this Agreement will survive termination of this Agreement indefinitely.

(c) No Release: Notwithstanding the termination of this Agreement, neither party will be released from any responsibility or obligation to the other that has already arisen at the time of such expiration or termination or that arises subsequently with respect to any act or omission.

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8. Miscellaneous

(a) Governing Law; Jurisdiction; Equitable Remedies: This Agreement will be governed by, and construed and applied in accordance with, the laws of the State of Texas, without regard to its conflict of laws rules. The Company and the Director irrevocably and unconditionally (i) agree that any action or proceeding arising out of or related to this Agreement must be brought solely in a court located in Dallas County, Texas, and not in any other state or federal court in the United States of America or in any court in another country, (ii) consent to the exclusive jurisdiction of such court, (iii) waive any objection to the venue of any action or proceeding and (iv) waive, and agree not to assert, any claim that such action or proceeding has been brought in an improper or inconvenient forum. Notice in any action or proceeding may be given in the manner provided in Section 8(c) for notices. The Director acknowledges and agrees that, in the event of any breach of Section 6 of this Agreement by him, the Company will suffer irreparable harm, such that no legal remedy will provide adequate protection against, or appropriate compensation for, such harm. Accordingly, the Director agrees that the Company will be entitled to specific performance of the Director’s obligations under Section 6, as well as injunctive relief with respect to his breach, and that the Company will not be required to post any bond in seeking such relief.

(b) WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

(c) Notices: All notices and other communications required or permitted under this Agreement must be in writing and will be delivered by hand or sent by overnight courier addressed to the party to whom it is delivered at its address set forth above or at any other address that such party may specify by notice from time to time, with instructions to deliver such notice or communication only to that party, with its signature required. Delivery of such notices and communications will be deemed complete (i) in the case of hand delivery, when delivered, as indicated by a signed receipt, and (ii) in the case of delivery by overnight courier, the earlier of: (A) five days after the delivery of such notice or communication to the courier, as indicated by the corresponding receipt, or (B) upon receipt by the party to whom it is addressed, as indicated by the courier’s proof of delivery.

(d) Severability: If any provision of this Agreement is found to be invalid, illegal, or unenforceable, the other provisions of this Agreement will remain in full force and effect and this Agreement shall be construed as if the provision that was found to be invalid, illegal, or unenforceable was not contained in this Agreement.

(e) Entire Agreement: This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof.

(f) Amendment and Waiver: This Agreement may be amended only by a written agreement signed by the parties. No provision of this Agreement may be waived except by a written document signed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given and will not constitute a continuing waiver.

(d) Counterparts: This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e) Construction: The headings of the sections contained in this Agreement will not be considered part of it and will not be used in construing it. As used in this Agreement, “including” means “including, without limitation.”

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

By: /s/ Dante Picazo

Dante Picazo

Chief Executive Officer

/s/ Charles T. Tamburello

Charles T. Tamburello

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